Exhibit 3.123

CERTIFICATE OF FORMATION

OF

SUNGARD TRUST SYSTEMS LLC

This Certificate of Formation of SunGard Trust Systems LLC is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware (6 Del. C. § 18-101, et seq.).

FIRST: The name of the limited liability company is:

SunGard Trust Systems LLC

SECOND: The address of the registered office of the limited liability company in the State of Delaware is:

c/o The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

THIRD: The name and address of the registered agent of the limited liability company for service of process on the limited liability company in the State of Delaware is:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

FOURTH: This Certificate of Formation shall become effective at 11:59 p.m. (EDT) on August 12, 2005.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 12th day of August, 2005.

/s/ Michael J. Ruane
Michael J. Ruane, Authorized Person

SunGard Trust Systems LLC Certificate of Formation

CERTIFICATE OF CONVERSION

OF

SUNGARD TRUST SYSTEMS INC.

TO

SUNGARD TRUST SYSTEMS LLC

Pursuant to Title 6, Section 18-214 of the Limited Liability Company Act of the State of Delaware, SunGard Trust Systems Inc., a North Carolina corporation (the “Corporation”), does hereby certify to the following information relating to the conversion of the Corporation into SunGard Trust Systems LLC, a Delaware limited liability company:

1.	The Corporation was incorporated with the filing of Articles of Incorporation with the Secretary of State of the State of North Carolina on June 6, 1980.

2.	The name of the Corporation immediately prior to filing this Certificate of Conversion is SunGard Trust Systems Inc. The name under which the Corporation was originally incorporated is SIS of N.C., Inc.

3.	The name of the limited liability company into which the Corporation shall be converted, as set forth in its Certificate of Formation, is SunGard Trust Systems LLC.

4.	Pursuant to Title 6, Section 18-214 of the Limited Liability Company Act of the State of Delaware, this Certificate of Conversion shall be effective at 11:59 p.m. EDT on August 12, 2005.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Conversion to be signed by an authorized person this 12th day of August, 2005.

By:	/s/ Michael J. Ruane
Michael J. Ruane, Authorized Person

State of North Carolina

Department of the Secretary of State

ARTICLES OF CONVERSION

Pursuant to §§ 55-11A-12, 57C-9A-12, 59-73.22, or 59-1062 of the General Statutes of North Carolina, as applicable, the undersigned converting business entity does hereby submit these Articles of Conversion for the purpose of converting to a different business entity.

1.	The name of the converting business entity is SunGard Trust Systems Inc.

2.	The converting business entity is a (check one) ☒ domestic corporation; ☐ domestic limited liability company; ☐ domestic limited partnership; ☐ domestic registered limited liability partnership; or ☐ domestic partnership.

3.	The name of the resulting business entity is: SunGard Trust Systems LLC.

4.	The resulting business entity is a (check one) ☐ foreign corporation; ☒ foreign limited liability company; ☐ foreign limited partnership; ☐ foreign limited liability partnership; or ☐ other partnership as defined in G. S. 59-36 not formed under the laws of North Carolina.

5.	The organization and internal affairs of the resulting business entity are governed by the laws of the state or country of Delaware.

6.	The resulting business entity is not authorized to transact business or conduct affairs in this State. The mailing address of the resulting business entity is: 5510 77 Center Drive, Charlotte, North Carolina 28217. The resulting business entity will file a statement of any subsequent change in its mailing address with the North Carolina Secretary of State.

7.	A plan of conversion has been approved by the converting business entity as required by law.

8.	These articles will be effective upon filing, unless a date and/or time is specified: August 12, 2005 at 11:59 p.m. (EDT)

This the 12th day of August, 2005

SunGard Trust Systems Inc.

/s/ Michael J. Ruane
Signature

Michael J. Ruane, Assistant Vice President
Type or Print Name and Title

NOTES:

1.	Filing fee is $50. This document must be filed with the Secretary of State.

CORPORATIONS DIVISION	P. O. BOX 29622	RALEIGH, NC 27626-0622
(Revised January, 2002)		(Form BE-16)

Instructions for Filing

ARTICLES OF CONVERSION

(Form AC-1)

This form should only be used by a domestic business entity for the purpose of converting to a foreign business entity that is not authorized to transact business or conduct affairs in this state. If the domestic business entity is converting to a business entity whose formation or whose status as a registered liability partnership, as defined in G.S. 59-32, or limited liability partnership, as defined in G.S. 59-102, requires the filing of a document with the Secretary of State, then the articles of conversion shall be included as part of that document instead of separately filing the articles of conversion.

Item 1	Enter the complete name of the converting business entity.

Item 2	State whether the converting business entity is a domestic corporation, limited liability company, limited partnership, registered limited liability partnership or domestic partnership.

Item 3	Enter the name of the resulting business entity.

Item 4	State whether the resulting business entity is a foreign corporation, limited liability company, limited partnership, limited liability partnership or foreign partnership.

Item 5	Enter the name of the state or country whose laws govern the resulting business entity’s organization and internal affairs. (Note, this cannot be North Carolina.)

Item 6	Enter the mailing address of the resulting business entity.

Item 7	See form.

Item 8	The document will be effective on the date and at the time of filing, unless a delayed date or an effective time (on the day of filing) is specified. If a delayed effective date is specified without a time, the document will be effective at 11:59:59 p.m. on the day specified. If a delayed effective date is specified with a time, the document will be effective on the day and time so specified. A delayed effective date may be specified up to and including the 90th day after the day of filing.

Date and Execution

Enter the date the document was executed.

In the blanks provided enter:

•	The name of the business entity executing the Articles of Conversion.

•	The signature of the representative of the converting business entity.

•	The name and title of the above signed representative

CORPORATIONS DIVISION	P. O. BOX 29622	RALEIGH, NC 27626-0622
(Revised January, 2002)		(Form BE-16)

SUNGARD TRUST SYSTEMS INC.

PLAN OF CONVERSION

SunGard Trust Systems Inc., a North Carolina corporation (the “Corporation” or the “Converting Entity”), hereby adopts the following Plan of Conversion, dated as of August 12, 2005 (the “Plan”) pursuant to which the Corporation shall be converted (the “Conversion”) into SunGard Trust Systems LLC, a Delaware limited liability company (the “LLC” or the “Converted Entity”).

ARTICLE I.

THE CONVERSION

Section 1.01. The Conversion.

(a) At the Effective Time (as defined in this Section 1.01) of the Conversion, the Corporation, a North Carolina corporation, shall be converted into the LLC, a Delaware limited liability company, in accordance with the provisions of the North Carolina Business Corporation Act (the “NCBCA”) and Section 18-214 of the Limited Liability Company Act of the State of Delaware (the “DLLCA”). The Corporation is continuing its existence in the organizational form of the Converted Entity, and the Converted Entity shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and duties of the Corporation, all as provided under the NCBCA and the DLLCA.

(b) The name of the Converted Entity shall be “SunGard Trust Systems LLC”.

(c) Promptly after the execution hereof, the Corporation will file a certificate of conversion to limited liability company and a certificate of formation of a limited liability company with the Secretary of State of the State of Delaware and articles of conversion with the Secretary of State of the State of North Carolina. Each of the certificate of conversion to limited liability company, certificate of formation of a limited liability company and the articles of conversion shall provide that the Conversion shall be effective as of 11:59 p.m. EDT on August 12, 2005 (the “Effective Time”).

Section 1.02. Effect on Shares. At the Effective Time, the outstanding stock of the Corporation will be converted into a 100% membership interest in the Converted Entity by reason of the Conversion, and, accordingly, the stock certificate or certificates representing the outstanding stock of the Corporation shall be cancelled by the Secretary of the Corporation and filed in the stock records of the Corporation.

ARTICLE II.

THE CONVERTED ENTITY

Section 2.01. Limited Liability Company Agreement of Converted Entity. The Limited Liability Company Agreement of the Converted Entity (the “LLC Agreement”) is attached hereto as Exhibit A.

Section 2.02. Member of Converted Entity. From and after the Effective Time, the sole stockholder of the Converting Entity shall continue as the sole member of the Converted Entity, subject to the provisions of the Limited Liability Agreement of the Converted Entity.

Section 2.03. Managers and Officers. The persons who are the officers and members of the Board of Managers of the Converted Entity as provided in the LLC Agreement shall be the officers and members of the Board of Managers of the Converted Entity, each of such officers and members of the Board of Managers to serve until his or her resignation or removal or until his or her successor has been duly elected and qualified in accordance with the laws of the State of Delaware and the Limited Liability Company Agreement of the Converted Entity.

ARTICLE III.

MISCELLANEOUS

Section 3.01. Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 3.02. Termination. Anything herein or elsewhere to the contrary notwithstanding, this Plan may be terminated and abandoned by the Board of Directors of the Corporation at any time before the Effective Time. In the event of termination and abandonment under this Section 3.02, this Plan shall forthwith become void and there shall be no liability on the part of the Board of Directors of the Corporation or its respective directors and shareholders.

Section 3.03. Entire Plan, Assignability, Etc. This Plan (i) constitutes the entire plan, and supersedes all other prior plans and understandings, both written and oral, with respect to the subject matter hereof, and (ii) is not intended to confer upon any person other than the Corporation and its shareholders and directors any rights or remedies hereunder.

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IN WITNESS WHEREOF, the Corporation has caused this Plan to be duly executed by its authorized officer as of the day and year first above written.

SUNGARD TRUST SYSTEMS INC.

By:	/s/ Michael J. Ruane
Michael J. Ruane, Assistant Vice President

Signature Page to Plan of Conversion of SunGard Trust Systems Inc. into SunGard Trust Systems LLC

Exhibit A

Limited Liability Company Agreement

See attached.